ARTICLES OF INCORPORATION
                                       OF
                    SMALL COMMERCIAL PROPERTIES CORPORATION I


The undersigned incorporator hereby forms a corporation under Chapter 607 of laws of the State of Florida.

                                 ARTICLE I. NAME


The name of the Corporation shall be:

SMALL COMMERCIAL PROPERTIES CORPORATION I

                               ARTICLE II. ADDRESS

The address of the principal office of this Corporation shall be 1675 Palm Beach Lakes Boulevard, Suite 1002, West Palm Beach, Florida 33401, and the mailing address of the Corporation shall be the same.

                        ARTICLE III. NATURE OF BUSINESS

This Corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                            ARTICLE IV. CAPITAL STOCK

The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having $.01 par value per share.

                           ARTICLE V. REGISTERED AGENT

The street address of the initial registered office of the Corporation in the State of Florida shall be 1675 Palm Beach Lakes Boulevard, Suite 1002, West Palm Beach, Florida 33401, and the name of the initial registered agent of the Corporation at that address is John R. Erbey.

                          ARTICLE VI. TERM OF EXISTENCE

This Corporation is to exist perpetually.

                             ARTICLE VII. DIRECTORS

All corporate powers shall be exercised by or under the authority, and the business and affairs of the Corporation managed under the direction, of its Board of Directors, subject to any limitation set forth in these Articles of Incorporation. This Corporation shall have one director, initially. The name and address of the initial member of the Board of Directors is:

                William C. Erbey          1675 Palm Beach Lakes Boulevard
                                          Suite 1002
                                          West Palm Beach, Florida 33401

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                           ARTICLE VIII. INCORPORATOR

The name and street address of the incorporator to these Articles of
Incorporation:

                                    Timothy J. Reynolds, Esquire
                                    1675 Palm Beach Lakes Boulevard
                                    5 A
                                    West Palm Beach, Florida 33401


IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 8th day of September, 1997.

                                                /s/ Timothy J. Reynolds
                                                --------------------------------
                                                    Timothy J. Reynolds, Esquire

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                           CERTIFICATE OF DESIGNATION
                      OF REGISTERED AGENT/REGISTERED OFFICE

Pursuant to the provisions of Section 607.0501 or 617.0501, Florida Statutes, the undersigned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/agent, in the State of Florida.

1.       The name of the corporation is: Small Commercial Properties Corporation
         I

2.       The name and address of the registered agent and office is:

                           John R. Erbey
                           1675 Palm Beach Lakes Boulevard
                           Suite 1002
                           West Palm Beach, Florida  33401


Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/s/ John R. Erbey                                                 9/8/97
-----------------                                                 ------
John R. Erbey                                                      Date

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                               ARTICLES OF MERGER

                                for the merger of

              OCWEN ASSET INVESTMENT CORP., a Virginia Corporation

                                      into

        SMALL COMMERCIAL PROPERTIES CORPORATION I, a Florida corporation

         The undersigned, pursuant to Title 13.1, Chapter 9, Article 12 of the Code of Virginia, hereby execute the following Articles of Merger and set forth:

         1. The Agreement and Plan of Merger and Reorganization, attached as Exhibit A, and made a part of these Articles of Merger, provides for the merger (the "Merger") of Ocwen Asset Investment Corp., a Virginia corporation, and Small Commercial Properties Corporation I, a Florida corporation. Small Commercial Properties I will be the surviving corporation. The Agreement and Plan of Merger and Reorganization constitutes the "plan of merger" for the purposes of Article 12 of the Virginia Stock Corporation Act. The Board of Directors of each corporation which is a party to the Merger adopted the Agreement and Plan of Merger and Reorganization and recommended its approval to its shareholders.

         2. The Agreement and Plan of Merger and Reorganization was approved by the written consent of the sole shareholder of Ocwen Asset Investment Corp.

         3. The Agreement and Plan of Merger and Reorganization was approved by the written consent of the sole shareholder of Small Commercial Properties Corporation I.

         4. The laws of the jurisdiction of organization of Small Commercial Properties Corporation I permit the merger of a business corporation of another jurisdiction into a corporation organized under the laws of the jurisdiction of organization of Small Commercial Properties Corporation I; and the merger of Ocwen Asset Investment Corp. into Small Commercial Properties Corporation I is in compliance with the laws of the jurisdiction of organization of Small Commercial Properties Corporation I.

         5. The effective time and date of the Merger shall be the later to occur of (i) the filing in the office of the Virginia State Corporation Commission (the "Virginia Commission") of these Articles of Merger in accordance with Section 13.1-720 of the Virginia Stock Corporation Act and the issuance of a certificate of merger by the Virginia Commission under the Virginia Stock Corporation Act and (ii) the filing in the office of the Department of State of the State of Florida of articles of merger in accordance with Section 607.1105 of the Florida Business Corporation Act.

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Dated:  October 19, 1999

                                        OCWEN ASSET INVESTMENT CORP.


                                        /s/ Christine A. Reich
                                        ----------------------------------------
                                            Christine A. Reich
                                            President




                                        SMALL COMMERCIAL PROPERTIES
                                               CORPORATION I


                                        /s/ William C. Erbey
                                        ----------------------------------------
                                            William C. Erbey
                                            Chairman and Chief Executive Officer

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                               ARTICLES OF MERGER

                                For the merger of

              OCWEN ASSET INVESTMENT CORP., a Virginia Corporation

                                      into

        SMALL COMMERCIAL PROPERTIES CORPORATION I, a Florida corporation


         The following Articles of Merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F. S.

First: The surviving corporation is Small Commercial Properties Corporation I, a Florida corporation, which will change its name in the merger pursuant to the Agreement and Plan of Merger and Reorganization to "Ocwen Asset Investment Corp."

Second: The merging corporation is Ocwen Asset Investment Corp., a Virginia corporation.

Third: The Agreement and Plan of Merger and Reorganization, attached as Exhibit A, and made a part of these Articles of Merger, provides for the merger (the "Merger") of Ocwen Asset Investment Corp., a Virginia corporation, and Small Commercial Properties Corporation I, a Florida corporation. The Agreement and Plan of Merger and Reorganization constitutes the "plan of merger" for the purposes of the Florida Business Corporation Act. The Board of Directors of each corporation which is a party to the Merger adopted the Agreement and Plan of Merger and Reorganization and recommended its approval to its shareholders.

Fourth: The effective time and date of the Merger shall be the later to occur of
(i) the filing in the office of the Virginia State Corporation Commission (the "Virginia Commission") of articles of merger in accordance with Section 13.1-720 of the Virginia Stock Corporation Act and the issuance of a certificate of merger by the Virginia Commission under the Virginia Stock Corporation Act and
(ii) the filing in the office of the Department of State of the State of Florida of these Articles of Merger in accordance with Section 607.1105 of the Florida Business Corporation Act.

Fifth: The Agreement and Plan of Merger and Reorganization was adopted as of October 18, 1999 by the written consent of the sole shareholder of Ocwen Asset Investment Corp.

Sixth: The Agreement and Plan of Merger and Reorganization was adopted as of October 18, 1999 by the written consent of the sole shareholder of Small Commercial Properties Corporation I.

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Dated:  October 19, 1999

                                        OCWEN ASSET INVESTMENT CORP.


                                        /s/ Christine A. Reich
                                        ----------------------------------------
                                            Christine A. Reich




                                        SMALL COMMERCIAL PROPERTIES
                                               CORPORATION I


                                        /s/ William C. Erbey
                                        ----------------------------------------
                                            William C. Erbey
                                            Chairman and Chief Executive Officer

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of October 19, 1999, by and between Small Commercial Properties Corporation I, a Florida corporation ("Small Commercial" or, after the Effective Time (as defined in Article IV hereof), the "Surviving Corporation"), and Ocwen Asset Investment Corp., a Virginia corporation ("OAC").

WHEREAS, Small Commercial is a corporation duly formed and validly existing under the laws of the State of Florida and a wholly-owned subsidiary of Ocwen Properties, Inc., a New York corporation ("Ocwen Properties");

         WHEREAS, OAC is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and a wholly-owned subsidiary of Ocwen Properties;

         WHEREAS, each of the Florida Business Corporation Act (the "FBCA") and the Virginia Stock Corporation Act (the "VSCA") permits a corporation organized and existing under the VSCA to merge with and into a corporation organized and existing under the FBCA;

         WHEREAS, the Board of Directors and the sole stockholder of Small Commercial and the Board of Directors and sole stockholder of OAC have duly authorized the merger of OAC with and into Small Commercial pursuant to the terms of this Agreement; and

         WHEREAS, all other conditions precedent to the merger of OAC with and into Small Commercial have been, or, prior to the Effective Time, will be, satisfied or validly waived;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that, in accordance with the applicable statutes of the Commonwealth of Virginia and the State of Florida, OAC shall be, and hereby is, at the Effective Time, merged with and into Small Commercial (the"Merger"), with Small Commercial to be the Surviving Corporation. The mode of carrying the Merger into effect shall be as follows:

                                    ARTICLE I
                                     MERGER

         Prior to the Effective Time, Small Commercial and OAC shall take all such additional action as shall be necessary or appropriate in order to effectuate the Merger.

         At the Effective Time, OAC shall be merged with and into Small Commercial, the separate existence of OAC shall cease, Small Commercial shall continue in existence, and the Merger shall in all respects have the effects provided for in the VSCA and the FBCA.

         If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper officers, directors or other agents of OAC shall execute and deliver any and all

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proper deeds, assignments and assurances in law, and do all such additional things, as are necessary or proper to carry out the provisions hereof.

                                   ARTICLE II
                            TERMS OF THE TRANSACTION

         At the Effective Time, (i) each share in the capital of OAC outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder therof, shall be converted into the right to receive sixty (60) shares of common stock, par value $.01 per share, of the Surviving Corporation and (ii) each share in the capital of Small Commercial outstanding immediately prior to the Effective Time shall continue to exist as a valid share in the capital of the Surviving Corporation with the identical designations, preferences, limitations and relative rights as in effect prior to the Effective Time.

                                   ARTICLE III
                          ARTICLES OF INCORPORATION AND
                                     BYLAWS

         From and after the Effective Time, and until thereafter amended as provided by law, the Articles of Incorporation of Small Commercial as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that: (a) Article FIRST shall be amended to read in its entirety as follows: "The name of this Corporation shall be: OCWEN ASSET INVESTMENT CORP."; and (b) Article IV shall be amended to read in its entirety as follows: "The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is 10,000 shares of common stock having $.01 par value per share." From and after the Effective Time, and until thereafter amended as provided by law, the Bylaws of Small Commercial as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                                   ARTICLE IV
                                 EFFECTIVE TIME

         The "Effective Time" shall be the later to occur of (i) the filing in the office of the Virginia State Corporation Commission (the "Virginia Commission") of articles of merger in accordance with Section 13.1-720 of the VSCA and the issuance of a certificate of merger by the Virginia Commission under the VSCA and (ii) the filing in the office of the Department of State of the State of Florida of articles of merger in accordance with Section 607.1105 of the FBCA.

                                    ARTICLE V
                                   TERMINATION

At any time prior to the Effective Time, either the Board of Directors of Small Commercial or the Board of Directors of OAC may terminate or abandon this Agreement.

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                                   ARTICLE VI
                                   AMENDMENTS

         Subject to the applicable provisions of the VSCA and the FBCA, at any time prior to the Effective Time, the parties hereto may amend, modify or supplement this Agreement in such manner as they jointly may determine.

                                   ARTICLE VII
                                  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the states of Florida and Virginia, as applicable.

                                  ARTICLE VIII
                                  COUNTERPARTS

         This agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written,



                       SMALL COMMERCIAL PROPERTIES CORPORATION I

                       By:  /s/ William C. Erbey
                            ----------------------------------------------------
                                William C. Erbey
                                Chairman and Chief Executive Officer


                       OCWEN ASSET INVESTMENT CORP.


                       By:  /s/ Christine A. Reich
                            ----------------------------------------------------
                                Christine A. Reich
                                President

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